Exhibit 99.1
News Release

Contact:	Dan Eggers Investor Relations 312-394-2345 Paul Adams Corporate Communications 410-470-4167

EXELON REPORTS FIRST QUARTER 2018 RESULTS

Earnings Release Highlights

•	GAAP Net Income of $0.60 per share and Adjusted (non-GAAP) Operating Earnings of $0.96 per share for the first quarter of 2018.

•	New Jersey zero emissions certificate (ZEC) legislation passed by both Houses of the legislature on April 12, 2018; bill awaiting Governor Phil Murphy’s signature before becoming law.

•	Pepco filed settlement agreements for distribution rate cases in Washington, D.C., and Maryland on April 17, 2018, and April 20, 2018, respectively.

•	More than $500 million in ongoing annual savings will go to Exelon’s electric and gas distribution customers as part of the Tax Cuts & Jobs Act (TCJA).

•	Reiterating non-GAAP earnings per share (EPS) guidance of $2.90-$3.20 per share in 2018 and providing EPS guidance of $0.55-$0.65 per share for the second quarter of 2018.

CHICAGO (May 2, 2018) — Exelon Corporation (NYSE: EXC) today reported its financial results for the first quarter 2018.

“Exelon had a strong first-quarter, delivering significant financial, operational and policy results.  New Jersey followed New York and Illinois to create a ZEC program that more properly values the clean energy attributes of nuclear power, preserves thousands of jobs, and provides customer and economic benefits that outweigh costs by a factor of 6 to 1,” said Christopher M. Crane, Exelon’s President and CEO. “Pepco also reached constructive distribution rate case settlements in Washington, D.C., and Maryland that will support continued investments to improve efficiency, reliability and customer service. The sharing of resources across our utilities platform resulted in faster and more efficient power restoration following the three nor’easters that struck the mid-Atlantic in March, as more than 1,200 ComEd employees and contractors were deployed to the region to aid recovery efforts. As part of our continuing commitment to protect the environment, we also launched a new goal to reduce greenhouse gas emissions from our internal operations by 15 percent by 2022.”

“Exelon once again delivered strong financial performance with non-GAAP operating earnings of $0.96 per share, exceeding the mid-point of our guidance range and overcoming $0.06 per share of unplanned storm costs,” said Jonathan W. Thayer, Exelon’s Senior Executive Vice President and CFO. “Exelon remains on track to meet our full-year guidance range of $2.90-3.20 per share as well as our capital allocation priorities.”
First Quarter 2018

Exelon's GAAP Net Income for the first quarter 2018 decreased to $0.60 per share from $1.06 per share in the first quarter of 2017; Adjusted (non-GAAP) Operating Earnings increased to $0.96 per share in the first quarter of 2018 from $0.64 per share in the first quarter of 2017. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 7.

Adjusted (non-GAAP) Operating Earnings in the first quarter of 2018 primarily reflect the favorable impacts of the New York Clean Energy and Illinois Zero Emission Standards, including the impact of zero emission credits generated in Illinois from June 1, 2017 through December 31, 2017, increased capacity prices, decreased nuclear outage days and tax savings related to the TCJA at Generation, favorable weather at PECO, DPL and ACE and higher utility earnings due to regulatory rate increases at BGE and PHI and higher electric distribution and transmission earnings at ComEd, partially offset by the conclusion of the Ginna Reliability Support Services Agreement and lower realized energy prices at Generation and increased storm costs at PECO and BGE.

Operating Company Results1

ComEd

ComEd's first quarter 2018 GAAP Net Income increased to $165 million from $141 million in the first quarter of 2017. ComEd’s Adjusted (non-GAAP) Operating Earnings increased to $165 million for the first quarter 2018 from $141 million in the first quarter 2017, primarily reflecting higher electric distribution and transmission earnings. Due to revenue decoupling, ComEd is not affected by actual weather or customer usage patterns.

PECO

PECO’s first quarter 2018 GAAP Net Income decreased to $113 million from $127 million in the first quarter of 2017. PECO’s Adjusted (non-GAAP) Operating Earnings for the first quarter 2018 decreased to $114 million from $129 million in the first quarter of 2017, primarily reflecting increased storm costs related to the March 2018 winter storms, partially offset by favorable weather.

Heating degree days were up 15.5 percent relative to the same period in 2017 and were 1.1 percent below normal. Total retail electric deliveries were up 3.8 percent compared with the first quarter of 2017. Natural gas deliveries (including both retail and transportation segments) in the first quarter of 2018 were up 10.6 percent compared with the same period in 2017.

___________
1Exelon’s five business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware; and Generation, which consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products and risk management services.

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BGE

BGE’s first quarter 2018 GAAP Net Income increased to $128 million from $125 million in the first quarter of 2017. BGE’s Adjusted (non-GAAP) Operating Earnings for the first quarter 2018 increased to $129 million from $126 million in the first quarter of 2017, primarily reflecting transmission rate increases, partially offset by increased storm costs related to the March 2018 winter storms. Due to revenue decoupling, BGE is not affected by actual weather or customer usage patterns.
PHI
PHI’s first quarter 2018 GAAP Net Income decreased to $65 million from $140 million in the first quarter of 2017. PHI’s Adjusted (non-GAAP) Operating Earnings for the first quarter 2018 decreased to $65 million from $81 million in the first quarter of 2017, primarily reflecting increased uncollectible accounts expense and depreciation and amortization expense, partially offset by regulatory rate increases and favorable weather in the DPL and ACE service territories. Due to revenue decoupling, PHI's revenues related to Pepco and DPL Maryland are not affected by actual weather or customer usage patterns.

Generation

Generation's first quarter 2018 GAAP Net Income decreased to $136 million from $418 million in the first quarter of 2017. Generation’s Adjusted (non-GAAP) Operating Earnings for the first quarter 2018 increased to $474 million from $167 million in the first quarter of 2017, primarily reflecting the impact of the New York Clean Energy and Illinois Zero Emission Standards, including the impact of zero emission credits generated in Illinois from June 1, 2017 through December 31, 2017, increased capacity prices, decreased nuclear outage days and tax savings related to the TCJA, partially offset by the conclusion of the Ginna Reliability Support Services Agreement and lower realized energy prices.
The proportion of expected generation hedged as of March 31, 2018 was 91.0 percent to 94.0 percent for 2018, 63.0 percent to 66.0 percent for 2019 and 33.0 percent to 36.0 percent for 2020.
First Quarter and Recent Highlights

•
Tax Cuts and Jobs Act Tax Savings: The Utility Registrants have made filings with their respective State regulators to begin passing back to customers the ongoing annual tax savings resulting from the TCJA. The amounts being proposed to be passed back to customers reflect the annual benefit of lower income tax rates and the settlement of a portion of deferred income tax regulatory liabilities established upon enactment of the TCJA. The Utility Registrants have identified over $500 million in ongoing annual savings to be returned to customers related to TCJA from their distribution utility operations.

ComEd and BGE have received orders approving the pass back of the ongoing annual tax savings of $201 million and $103 million, respectively, beginning February 1, 2018. DPL received an order from the MDPSC approving the pass back of $14 million of ongoing annual tax savings beginning April 20, 2018 and a one-time bill credit to customers of $2 million for TCJA tax savings from January 1, 2018 through March 31, 2018. As further discussed below, Pepco has entered into settlement agreements with parties in both Maryland and the District of Columbia providing for the pass back of the ongoing annual tax savings beginning June 1, 2018 and July 1, 2018, respectively, and one-time bill credits to customers for TCJA tax savings from January 1, 2018 through the effective date of the rate changes. PECO’s, DPL Delaware’s and ACE’s filings are still pending and management cannot predict the amount or timing of the refunds their respective regulators will ultimately approve.

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For PECO, BGE, DPL Delaware and ACE, it is expected that the treatment of the TCJA tax savings through the effective date of any final customer rate adjustments will be addressed in future rate proceedings.
In addition, ComEd, BGE, Pepco, DPL, and ACE each filed with FERC to revise their transmission formula rate mechanisms to facilitate passing back to customers ongoing annual TCJA tax savings and to permit recovery of transmission-related income tax regulatory assets. PECO is currently in settlement discussions regarding its transmission formula rate and expects to pass back TCJA benefits to customers through its annual formula rate update.
PECO, BGE, Pepco, DPL and ACE recognized new regulatory liabilities in the first quarter 2018 reflecting the TCJA tax savings that are anticipated to be passed back to customers in the future.

•
New Jersey Zero Emission Certificate Program: On April 12, 2018, a bill was passed by both Houses of the New Jersey legislature that would establish a ZEC program providing compensation for nuclear plants that demonstrate to the NJBPU that they meet certain requirements, including that they make a significant contribution to air quality in the state and that their revenues are insufficient to cover their costs and risks. The program provides transparency and includes robust customer protections. The New Jersey Governor has up to 45 days to sign the bill with the bill becoming effective immediately upon his signing. The NJBPU then has 180 days from the effective date to establish procedures for implementation of the ZEC program and 330 days from the effective date to determine which nuclear power plants are selected to receive ZECs under the program.

•
Winter Storm-related Costs: During March 2018, a series of powerful nor’easter storms that brought a mix of heavy snow, ice and high sustained winds and gusts to the region that interrupted electric service delivery to customers in PECO’s, BGE’s, Pepco’s, DPL’s and ACE’s service territories. Restoration efforts included significant costs associated with employee overtime, support from other utilities and incremental equipment, contracted tree trimming crews and supplies, which resulted in incremental operating and maintenance expense and capital expenditures in the first quarter of 2018 of $93 million and $93 million, respectively. In addition, PHI's utilities recognized regulatory assets of $22 million in the first quarter of 2018 for incremental storm costs that are probable of recovery through customer rates.

•
Pepco Maryland Electric Distribution Base Rates Settlement: On April 20, 2018, Pepco entered into a settlement agreement with several parties to resolve all issues in the rate case and filed the settlement agreement with the MDPSC. The settlement agreement provides for a net decrease to annual electric distribution base rates of $15 million, which includes annual ongoing TCJA tax savings, and reflects a ROE of 9.5 percent. The parties to the settlement agreement have requested that Pepco’s new rates be effective on June 1, 2018. In addition, the settlement agreement separately provides a one-time bill credit to customers of approximately $10 million representing the TCJA benefits for the period January 1, 2018 through the expected rate effective date of June 1, 2018. Pepco expects a decision in the matter in the second quarter of 2018.

•
Pepco District of Columbia Electric Distribution Base Rates Settlement: On April 17, 2018, Pepco entered into a settlement agreement with several parties to resolve both the pending electric distribution base rate case and the TCJA proceeding and filed the settlement agreement with the DCPSC. The settlement agreement provides for a net decrease to annual electric distribution rates of $24 million, which includes annual ongoing TCJA tax savings, and reflects a ROE of 9.525 percent. The parties to the settlement agreement have requested that Pepco’s new rates be effective on July 1, 2018. In addition, the settlement agreement separately provides a one-time bill credit to customers of

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approximately $19 million representing the TCJA benefits for the period January 1, 2018 through the expected rate effective date of July 1, 2018. Pepco expects a decision in the matter in the second quarter of 2018.

•
PECO Pennsylvania Electric Distribution Rate Case: On March 29, 2018, PECO filed a request with the PAPUC seeking approval to increase its electric distribution base rates by $82 million, beginning January 1, 2019. This requested amount includes the effect of an approximately $71 million reduction as a result of the ongoing annual tax savings beginning January 1, 2019 associated with the TCJA. The requested ROE is 10.95 percent. In addition, PECO is seeking approval to pass back to electric distribution customers $68 million in 2018 TCJA tax savings, which would be an additional offset to the proposed increase to its electric distribution rates. PECO cannot predict what increase, if any, the PAPUC will approve.

•
Mystic Generating Station Early Retirement: On March 29, 2018, based on ISO-NE capacity auction results for the 2021 - 2022 planning year in which Mystic Unit 9 did not clear, Generation announced it had formally notified grid operator ISO-NE of its plans to early retire its Mystic Generating Station assets on June 1, 2022 absent any interim and long-term solutions for reliability and regional fuel security. The ISO-NE recently announced that it would take a three-step approach to fuel security. First, ISO-NE will make a filing soon to obtain tariff waivers to allow it to retain Mystic 8 and 9 for fuel security for the 2022 - 2024 planning years.  Second, ISO-NE will file tariff revisions to allow it to retain other resources for fuel security in the capacity market if necessary in the future.  Third, ISO-NE will work with stakeholders to develop long-term market rule changes to address system resiliency considering significant reliability risks identified in ISO-NE’s January 2018 fuel security report. Changes to market rules are necessary because critical units to the region, such as Mystic Units 8 and 9, cannot recover future operating costs including the cost of procuring fuel. As a result of these developments, Generation completed a comprehensive review of the estimated undiscounted future cash flows of the New England asset group during the first quarter of 2018 and no impairment charge was required. Further developments with Generation’s intended use of the Mystic Generating Station assets or failure of ISO-NE to adopt interim and long-term solutions for reliability and fuel security could potentially result in future impairments of the New England asset group, which could be material.

•
Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100 percent of the CENG units, produced 46,941 gigawatt-hours (GWhs) in the first quarter of 2018, compared with 43,504 GWhs in the first quarter of 2017. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 96.5 percent capacity factor for the first quarter of 2018, compared with 94.0 percent for the first quarter of 2017. The number of planned refueling outage days in the first quarter of 2018 totaled 68, compared with 95 in the first quarter of 2017. There were 6 non-refueling outage days in the first quarter of 2018, compared with 8 days in the first quarter of 2017.

•
Fossil and Renewables Operations: The Dispatch Match rate for Generation’s gas and hydro fleet was 98.1 percent in the first quarter of 2018, compared with 99.1 percent in the first quarter of 2017. The lower performance in the quarter was primarily due to outages at gas units in Texas and Alabama. The first quarter of 2018 reported performance includes Wolf Hollow II and Colorado Bend II, the two new combined-cycle gas turbine units that went into full commercial operation in the second quarter of 2017.

•	Financing Activities:

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◦
On February 20, 2018, ComEd issued $800 million aggregate principal amount of its First Mortgage Bonds, 4.000 percent Series 124, due March 1, 2048. ComEd used the proceeds from the Bonds to refinance maturing First Mortgage Bonds, to repay a portion of ComEd’s outstanding commercial paper obligations and for general corporate purposes.

◦
On February 23, 2018, PECO issued $325 million aggregate principal amount of its First and Refunding Mortgage Bonds, 3.900 percent Series due March 1, 2048. PECO used the proceeds from the Bonds to refinance a portion of PECO’s First and Refunding Mortgage Bonds which were due March 1, 2018.

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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings for the first quarter of 2018 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2018 GAAP Net Income	$0.60	$585	$165	$113	$128	$65	$136
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $69)	0.20	197	—	—	—	—	197
Unrealized Losses Related to Nuclear Decommissioning Trust (NDT) Fund Investments (net of taxes of $29)	0.07	66	—	—	—	—	66
Merger and Integration Costs (net of taxes of $1)	—	3	—	—	—	—	3
Cost Management Program (net of taxes of $1, $0, $0 and $1 respectively)	0.01	5	—	1	1	—	3
Plant Retirements and Divestitures (net of taxes of $32)	0.10	92	—	—	—	—	92
Noncontrolling Interests (net of taxes of $5)	(0.02)	(23)	—	—	—	—	(23)
2018 Adjusted (non-GAAP) Operating Earnings	$0.96	$925	$165	$114	$129	$65	$474

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Adjusted (non-GAAP) Operating Earnings for the first quarter of 2017 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2017 GAAP Net Income[1]	$1.06	$990	$141	$127	$125	$140	$418
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $19)	0.03	30	—	—	—	—	30
Unrealized Gains Related to NDT Fund Investments (net of taxes of $67)	(0.10)	(99)	—	—	—	—	(99)
Amortization of Commodity Contract Intangibles (net of taxes of $2)	—	3	—	—	—	—	3
Merger and Integrations Costs (net of taxes of $15, $0, $1, $2 and $16, respectively)	0.03	25	—	1	1	(3)	26
Merger Commitments[2] (net of taxes of $137, $55 and $18, respectively)	(0.15)	(137)	—	—	—	(56)	(18)
Reassessment of State Deferred Income Taxes (entire amount represents tax expense)	(0.02)	(20)	—	—	—	—	—
Cost Management Program (net of taxes of $3, $1 and $2, respectively)	—	4	—	1	—	—	3
Tax Settlements (net of taxes of $1)	(0.01)	(5)	—	—	—	—	(5)
Bargain Purchase Gain (net of taxes of $0)	(0.24)	(226)	—	—	—	—	(226)
Noncontrolling Interests (net of taxes of $7)	0.04	35	—	—	—	—	35
2017 Adjusted (non-GAAP) Operating Earnings	$0.64	$600	$141	$129	$126	$81	$167

(1) Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.
(2) Represents a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.

Note:
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2018 and 2017 ranged from 26.0 percent to 29.0 percent and 39.0 percent to 41.0 percent, respectively. Under IRS regulations, NDT fund investment returns are taxed at differing rates for investments if they are in qualified or non-qualified funds. The tax rates applied to unrealized gains and losses related to NDT fund investments were 40.3 percent and 52.6 percent for the three months ended March 31, 2018 and 2017, respectively.

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Webcast Information
Exelon will discuss first quarter 2018 earnings in a one-hour conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.

About Exelon

Exelon Corporation (NYSE: EXC) is a Fortune 100 energy company with the largest number of utility customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2017 revenue of $33.5 billion. Exelon’s six utilities deliver electricity and natural gas to approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 35,168 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Follow Exelon on Twitter @Exelon.

Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. The Company has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on May 2, 2018.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2017 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors,

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(b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23, Commitments and Contingencies; (2) the Registrants' First Quarter 2018 Quarterly Report on Form 10-Q (to be filed on May 2, 2018) in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 17, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments
Table of Contents

Consolidating Statements of Operations - Three Months Ended March 31, 2018 and 2017	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three Months Ended March 31, 2018 and 2017	3

Business Segment Comparative Statements of Operations - PECO and BGE - Three Months Ended March 31, 2018 and 2017	4

Business Segment Comparative Statements of Operations - PHI and Other - Three Months Ended March 31, 2018 and 2017	5

Consolidated Balance Sheets - March 31, 2018 and December 31, 2017	6

Consolidated Statements of Cash Flows - Three Months Ended March 31, 2018 and 2017	7

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Exelon - Three Months Ended March 31, 2018 and 2017	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income - Three Months Ended March 31, 2018 and 2017	10

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Generation - Three Months Ended March 31, 2018 and 2017	12

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - ComEd - Three Months Ended March 31, 2018 and 2017	13

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - PECO - Three Months Ended March 31, 2018 and 2017	14

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - BGE - Three Months Ended March 31, 2018 and 2017	15

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - PHI - Three Months Ended March 31, 2018 and 2017	16

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Other - Three Months Ended March 31, 2018 and 2017	17

Exelon Generation Statistics - Three Months Ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016	18

ComEd Statistics - Three Months Ended March 31, 2018 and 2017	19

PECO Statistics - Three Months Ended March 31, 2018 and 2017	20

BGE Statistics - Three Months Ended March 31, 2018 and 2017	21

Pepco Statistics - Three Months Ended March 31, 2018 and 2017	22

DPL Statistics - Three Months Ended March 31, 2018 and 2017	23

ACE Statistics - Three Months Ended March 31, 2018 and 2017	24

EXELON CORPORATION
Consolidating Statements of Operations
(unaudited)
(in millions)

	Three Months Ended March 31, 2018
	Generation	ComEd	PECO	BGE	PHI (b)	Other (a)	Exelon Consolidated
Operating revenues	$5,512	$1,512	$866	$977	$1,251	$(425)	$9,693
Operating expenses
Purchased power and fuel	3,293	605	333	380	520	(404)	4,727
Operating and maintenance	1,339	313	275	221	309	(73)	2,384
Depreciation and amortization	448	228	75	134	183	23	1,091
Taxes other than income	138	77	41	65	113	12	446
Total operating expenses	5,218	1,223	724	800	1,125	(442)	8,648
Gain on sales of assets and businesses	53	3	—	—	—	—	56
Operating income	347	292	142	177	126	17	1,101
Other income and (deductions)
Interest expense, net	(101)	(89)	(33)	(25)	(63)	(60)	(371)
Other, net	(44)	8	2	4	11	(9)	(28)
Total other income and (deductions)	(145)	(81)	(31)	(21)	(52)	(69)	(399)
Income (loss) before income taxes	202	211	111	156	74	(52)	702
Income taxes	9	46	(2)	28	9	(31)	59
Equity in losses of unconsolidated affiliates	(7)	—	—	—	—	—	(7)
Net income (loss)	186	165	113	128	65	(21)	636
Net income attributable to noncontrolling interests	50	—	—	—	—	1	51
Net income (loss) attributable to common shareholders	$136	$165	$113	$128	$65	$(22)	$585

	Three Months Ended March 31, 2017 (c)
	Generation	ComEd	PECO	BGE	PHI (b)	Other (a)	Exelon Consolidated
Operating revenues	$4,878	$1,298	$796	$951	$1,175	$(351)	$8,747
Operating expenses
Purchased power and fuel	2,798	334	287	350	461	(331)	3,899
Operating and maintenance	1,492	370	208	183	256	(71)	2,438
Depreciation and amortization	302	208	71	128	167	20	896
Taxes other than income	143	72	38	62	111	10	436
Total operating expenses	4,735	984	604	723	995	(372)	7,669
Gain on sales of assets and businesses	4	—	—	—	—	—	4
Bargain purchase gain	226	—	—	—	—	—	226
Operating income	373	314	192	228	180	21	1,308
Other income and (deductions)
Interest expense, net	(100)	(85)	(31)	(27)	(62)	(68)	(373)
Other, net	259	4	2	4	13	(25)	257
Total other income and (deductions)	159	(81)	(29)	(23)	(49)	(93)	(116)
Income (loss) before income taxes	532	233	163	205	131	(72)	1,192
Income taxes	123	92	36	80	(9)	(111)	211
Equity in losses of unconsolidated affiliates	(10)	—	—	—	—	—	(10)
Net income	399	141	127	125	140	39	971
Net loss attributable to noncontrolling interests	(19)	—	—	—	—	—	(19)
Net income attributable to common shareholders	$418	$141	$127	$125	$140	$39	$990

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)	PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company.

(c)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	Generation
	Three Months Ended March 31,
	2018	2017 (a)	Variance
Operating revenues	$5,512	$4,878	$634
Operating expenses
Purchased power and fuel	3,293	2,798	495
Operating and maintenance	1,339	1,492	(153)
Depreciation and amortization	448	302	146
Taxes other than income	138	143	(5)
Total operating expenses	5,218	4,735	483
Gain on sales of assets and businesses	53	4	49
Bargain purchase gain	—	226	(226)
Operating income	347	373	(26)
Other income and (deductions)
Interest expense, net	(101)	(100)	(1)
Other, net	(44)	259	(303)
Total other income and (deductions)	(145)	159	(304)
Income before income taxes	202	532	(330)
Income taxes	9	123	(114)
Equity in losses of unconsolidated affiliates	(7)	(10)	3
Net income	186	399	(213)
Net income (loss) attributable to noncontrolling interests	50	(19)	69
Net income attributable to membership interest	$136	$418	$(282)

	ComEd
	Three Months Ended March 31,
	2018	2017	Variance
Operating revenues	$1,512	$1,298	$214
Operating expenses
Purchased power	605	334	271
Operating and maintenance	313	370	(57)
Depreciation and amortization	228	208	20
Taxes other than income	77	72	5
Total operating expenses	1,223	984	239
Gain on sales of assets	3	—	3
Operating income	292	314	(22)
Other income and (deductions)
Interest expense, net	(89)	(85)	(4)
Other, net	8	4	4
Total other income and (deductions)	(81)	(81)	—
Income before income taxes	211	233	(22)
Income taxes	46	92	(46)
Net income	$165	$141	$24

(a)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

.

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	PECO
	Three Months Ended March 31,
	2018	2017	Variance
Operating revenues	$866	$796	$70
Operating expenses
Purchased power and fuel	333	287	46
Operating and maintenance	275	208	67
Depreciation and amortization	75	71	4
Taxes other than income	41	38	3
Total operating expenses	724	604	120
Operating income	142	192	(50)
Other income and (deductions)
Interest expense, net	(33)	(31)	(2)
Other, net	2	2	—
Total other income and (deductions)	(31)	(29)	(2)
Income before income taxes	111	163	(52)
Income taxes	(2)	36	(38)
Net income	$113	$127	$(14)

	BGE
	Three Months Ended March 31,
	2018	2017	Variance
Operating revenues	$977	$951	$26
Operating expenses
Purchased power and fuel	380	350	30
Operating and maintenance	221	183	38
Depreciation and amortization	134	128	6
Taxes other than income	65	62	3
Total operating expenses	800	723	77
Operating income	177	228	(51)
Other income and (deductions)
Interest expense, net	(25)	(27)	2
Other, net	4	4	—
Total other income and (deductions)	(21)	(23)	2
Income before income taxes	156	205	(49)
Income taxes	28	80	(52)
Net income	$128	$125	$3

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	PHI (a)
	Three Months Ended March 31,
	2018	2017	Variance
Operating revenues	$1,251	$1,175	$76
Operating expenses
Purchased power and fuel	520	461	59
Operating and maintenance	309	256	53
Depreciation and amortization	183	167	16
Taxes other than income	113	111	2
Total operating expenses	1,125	995	130
Operating income	126	180	(54)
Other income and (deductions)
Interest expense, net	(63)	(62)	(1)
Other, net	11	13	(2)
Total other income and (deductions)	(52)	(49)	(3)
Income before income taxes	74	131	(57)
Income taxes	9	(9)	18
Net income	$65	$140	$(75)

	Other (b)
	Three Months Ended March 31,
	2018	2017	Variance
Operating revenues	$(425)	$(351)	$(74)
Operating expenses
Purchased power and fuel	(404)	(331)	(73)
Operating and maintenance	(73)	(71)	(2)
Depreciation and amortization	23	20	3
Taxes other than income	12	10	2
Total operating expenses	(442)	(372)	(70)
Operating income	17	21	(4)
Other income and (deductions)
Interest expense, net	(60)	(68)	8
Other, net	(9)	(25)	16
Total other income and (deductions)	(69)	(93)	24
Loss before income taxes	(52)	(72)	20
Income taxes	(31)	(111)	80
Net (loss) income	$(21)	$39	$(60)
Net income attributable to noncontrolling interests	1	—	1
Net (loss) income attributable to common shareholders	$(22)	$39	$(61)

(a)	PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited) (in millions)

	March 31, 2018	December 31, 2017 (a)
Assets
Current assets
Cash and cash equivalents	$787	$898
Restricted cash and cash equivalents	209	207
Accounts receivable, net
Customer	4,190	4,445
Other	1,103	1,132
Mark-to-market derivative assets	978	976
Unamortized energy contract assets	55	60
Inventories, net
Fossil fuel and emission allowances	180	340
Materials and supplies	1,291	1,311
Regulatory assets	1,245	1,267
Other	1,495	1,260
Total current assets	11,533	11,896
Property, plant and equipment, net	74,711	74,202
Deferred debits and other assets
Regulatory assets	8,063	8,021
Nuclear decommissioning trust funds	13,149	13,272
Investments	640	640
Goodwill	6,677	6,677
Mark-to-market derivative assets	527	337
Unamortized energy contract assets	385	395
Other	1,333	1,330
Total deferred debits and other assets	30,774	30,672
Total assets	$117,018	$116,770
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,654	$929
Long-term debt due within one year	1,203	2,088
Accounts payable	3,207	3,532
Accrued expenses	1,569	1,837
Payables to affiliates	5	5
Regulatory liabilities	522	523
Mark-to-market derivative liabilities	415	232
Unamortized energy contract liabilities	202	231
Renewable energy credit obligation	333	352
PHI merger related obligation	87	87
Other	956	982
Total current liabilities	10,153	10,798
Long-term debt	32,905	32,176
Long-term debt to financing trusts	389	389
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	11,344	11,235
Asset retirement obligations	10,126	10,029
Pension obligations	3,433	3,736
Non-pension postretirement benefit obligations	2,114	2,093
Spent nuclear fuel obligation	1,151	1,147
Regulatory liabilities	9,724	9,865
Mark-to-market derivative liabilities	468	409
Unamortized energy contract liabilities	579	609
Other	2,067	2,097
Total deferred credits and other liabilities	41,006	41,220
Total liabilities	84,453	84,583
Commitments and contingencies
Shareholders’ equity
Common stock	18,973	18,964
Treasury stock, at cost	(123)	(123)
Retained earnings	14,346	14,081
Accumulated other comprehensive loss, net	(2,965)	(3,026)
Total shareholders’ equity	30,231	29,896
Noncontrolling interests	2,334	2,291
Total equity	32,565	32,187
Total liabilities and shareholders’ equity	$117,018	$116,770

(a)	Certain immaterial prior year amounts in the Registrants' Consolidated Balance Sheets have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2018	2017 (a)
Cash flows from operating activities
Net income	$636	$971
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel and energy contract amortization	1,501	1,274
Impairment of long-lived assets and losses on regulatory assets	—	10
Gain on sales of assets and businesses	(56)	(4)
Bargain purchase gain	—	(226)
Deferred income taxes and amortization of investment tax credits	(14)	185
Net fair value changes related to derivatives	259	47
Net realized and unrealized gains (losses) on nuclear decommissioning trust fund investments	68	(175)
Other non-cash operating activities	240	118
Changes in assets and liabilities:
Accounts receivable	133	291
Inventories	167	109
Accounts payable and accrued expenses	(451)	(728)
Option premiums paid, net	(27)	(6)
Collateral posted, net	(214)	(110)
Income taxes	86	50
Pension and non-pension postretirement benefit contributions	(331)	(307)
Other assets and liabilities	(495)	(425)
Net cash flows provided by operating activities	1,502	1,074
Cash flows from investing activities
Capital expenditures	(1,880)	(2,009)
Proceeds from nuclear decommissioning trust fund sales	1,189	1,767
Investment in nuclear decommissioning trust funds	(1,248)	(1,833)
Acquisition of businesses, net	—	(212)
Proceeds from sales of assets and businesses	79	22
Other investing activities	3	(18)
Net cash flows used in investing activities	(1,857)	(2,283)
Cash flows from financing activities
Changes in short-term borrowings	726	721
Proceeds from short-term borrowings with maturities greater than 90 days	1	560
Repayments on short-term borrowings with maturities greater than 90 days	(1)	(500)
Issuance of long-term debt	1,130	763
Retirement of long-term debt	(1,241)	(65)
Dividends paid on common stock	(333)	(303)
Proceeds from employee stock plans	12	12
Other financing activities	(30)	(4)
Net cash flows provided by financing activities	264	1,184
Decrease in cash, cash equivalents and restricted cash	(91)	(25)
Cash, cash equivalents and restricted cash at beginning of period	1,190	914
Cash, cash equivalents and restricted cash at end of period	$1,099	$889

(a)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Cash Flows have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017
	GAAP (a)	Non-GAAP Adjustments		GAAP (a) (b)	Non-GAAP Adjustments
Operating revenues	$9,693	$97	(c)	$8,747	$(42)	(c),(e)
Operating expenses
Purchased power and fuel	4,727	(183)	(c),(h)	3,899	(93)	(c)
Operating and maintenance	2,384	(36)	(f),(h),(j)	2,438	(48)	(f),(j)
Depreciation and amortization	1,091	(137)	(h)	896	(2)	(e)
Taxes other than income	446	—		436	—
Total operating expenses	8,648			7,669
Gain on sales of assets and businesses	56	(53)	(h)	4	—
Bargain purchase gain	—	—		226	(226)	(l)
Operating income	1,101			1,308
Other income and (deductions)
Interest expense, net	(371)	—		(373)	(4)	(k)
Other, net	(28)	111	(d)	257	(208)	(d)
Total other income and (deductions)	(399)			(116)
Income before income taxes	702			1,192
Income taxes	59	148	(c),(d),(f),(h),(j)	211	88	(c),(d),(e),(f),(g),(i),(j),(k)
Equity in losses of unconsolidated affiliates	(7)	—		(10)	—
Net income	636			971
Net income (loss) attributable to noncontrolling interests	51	23	(m)	(19)	(35)	(m)
Net income attributable to common shareholders	$585			$990
Effective tax rate(p)	8.4%			17.7%
Earnings per average common share
Basic	$0.61			$1.07
Diluted	$0.60			$1.06
Average common shares outstanding
Basic	966			928
Diluted	968			930
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (c)		$0.20			$0.03
Unrealized gains related to NDT fund investments (d)		0.07			(0.10)
Amortization of commodity contract intangibles (e)		—			—
Merger and integration costs (f)		—			0.03
Merger commitments (g)		—			(0.15)
Plant retirements and divestitures (h)		0.10			—
Reassessment of state deferred income taxes (i)		—			(0.02)
Cost management program (j)		0.01			—
Tax settlements (k)		—			(0.01)
Bargain purchase gain (l)		—			(0.24)
Noncontrolling interests (m)		(0.02)			0.04
Total adjustments		$0.36			$(0.42)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(d)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.

(e)	Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the ConEdison Solutions acquisition.

(f)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. In 2017, reflects costs related to the PHI and FitzPatrick acquisitions, partially offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs and in 2018, reflects costs related to the PHI acquisition.

(g)	Adjustment to exclude a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.

(h)
Adjustment to exclude accelerated depreciation and amortization expenses and increases to materials and supplies inventory reserves associated with Generation’s 2018 decision to early retire the Oyster Creek nuclear facility, as well as the accelerated depreciation and amortization expense associated with Generation’s 2017 decision to early retire the Three Mile Island nuclear facility, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(i)	Adjustments to exclude the change in the District of Columbia statutory tax rate.

(j)	Adjustment to exclude severance and reorganization costs related to a cost management program.

(k)	Adjustment to exclude benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI's unregulated business interests that were transferred to Generation.

(l)	Adjustment to exclude the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.

(m)
Adjustment to exclude from Generation’s results the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(n)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 17.1% and 35.0% for the three months ended March 31, 2018 and March 31, 2017, respectively.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating
Earnings to GAAP Net Income (in millions)
Three Months Ended March 31, 2018 and 2017
(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd		PECO		BGE		PHI (a)		Other (b)	Exelon (a)
2017 GAAP Net Income (c)	$1.06	$418	$141		$127		$125		$140		$39	$990
2017 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $19)	0.03	30	—		—		—		—		—	30
Unrealized Gains Related to NDT Fund Investments (net of taxes of $67) (1)	(0.10)	(99)	—		—		—		—		—	(99)
Amortization of Commodity Contract Intangibles (net of taxes of $2) (2)	—	3	—		—		—		—		—	3
Merger and Integration Costs (net of taxes of $16, $0, $1, $2 and $15, respectively) (3)	0.03	26	—		1		1		(3)		—	25
Merger Commitments (net of taxes of $18, $55, $65 and $137, respectively) (4)	(0.15)	(18)	—		—		—		(56)		(63)	(137)
Reassessment of State Deferred Income Taxes (entire amount represents tax expense) (5)	(0.02)	—	—		—		—		—		(20)	(20)
Cost Management Program (net of taxes of $2, $1 and $3, respectively) (6)	—	3	—		1		—		—		—	4
Tax Settlements (net of taxes of $1) (7)	(0.01)	(5)	—		—		—		—		—	(5)
Bargain Purchase Gain (net of taxes of $0) (8)	(0.24)	(226)	—		—		—		—		—	(226)
Noncontrolling Interests (net of taxes of $7) (9)	0.04	35	—		—		—		—		—	35
2017 Adjusted (non-GAAP) Operating Earnings (Loss)	0.64	167	141		129		126		81		(44)	600
Year Over Year Effects on Earnings:
ComEd, PECO, BGE and PHI Margins:
Weather	0.03	—	—	(c)	21		—	(d)	10	(d)	—	31
Load	0.01	—	—	(c)	2		—	(d)	8	(d)	—	10
Other Energy Delivery (11)	(0.05)	—	(41)	(d)	(6)	(d)	(3)	(e)	(6)	(e)	—	(56)
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (12)	0.06	61	—		—		—		—		—	61
Nuclear Fuel Cost (13)	(0.01)	(6)	—		—		—		—		—	(6)
Capacity Pricing (14)	0.06	59	—		—		—		—		—	59
Zero Emission Credit Revenue (15)	0.24	234	—		—		—		—		—	234
Market and Portfolio Conditions (16)	(0.07)	(70)	—		—		—		—		—	(70)
Operating and Maintenance Expense:
Labor, Contracting and Materials (17)	0.02	38	(6)		(4)		(3)		(10)		—	15
Planned Nuclear Refueling Outages (18)	0.02	23	—		—		—		—		—	23
Pension and Non-Pension Postretirement Benefits (19)	0.01	2	(1)		1		—		1		7	10
Other Operating and Maintenance (20)	—	42	48		(47)		(25)		(24)		4	(2)
Depreciation and Amortization Expense (21)	(0.04)	(8)	(14)		(3)		(4)		(11)		(1)	(41)
Interest Expense, Net	—	1	(2)		(1)		1		(1)		5	3
Tax Cuts and Jobs Act Tax Savings (22)	0.15	24	46		20		39		23		(10)	142
Income Taxes (23)	0.02	10	(7)		4		—		(2)		17	22
Equity in Losses of Unconsolidated Affiliates	—	2	—		—		—		—		—	2
Noncontrolling Interests (24)	(0.12)	(122)	—		—		—		—		—	(122)
Other (25)	0.01	17	1		(2)		(2)		(4)		—	10
Share Differential (26)	(0.02)	—	—		—		—		—		—	—
2018 Adjusted (non-GAAP) Operating Earnings (Loss)	0.96	474	165		114		129		65		(22)	925
2018 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $69)	(0.20)	(197)	—		—		—		—		—	(197)
Unrealized Losses Related to NDT Fund Investments (net of taxes of $29) (1)	(0.07)	(66)	—		—		—		—		—	(66)
Merger and Integration Costs (net of taxes of $1) (3)	—	(3)	—		—		—		—		—	(3)
Cost Management Program (net of taxes of $1, $0, $0 and $1, respectively) (6)	(0.01)	(3)	—		(1)		(1)		—		—	(5)
Plant Retirements and Divestitures (net of taxes of $32) (10)	(0.10)	(92)	—		—		—		—		—	(92)
Noncontrolling Interests (net of taxes of $5) (9)	0.02	23	—		—		—		—		—	23
2018 GAAP Net Income (Loss)	$0.60	$136	$165		$113		$128		$65		$(22)	$585

Note:
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2018 and 2017 ranged from 26.0 percent to 29.0 percent and 39.0 percent to 41.0 percent, respectively. Under IRS regulations, NDT fund investment returns are taxed at differing rates for investments if they are in qualified or non-qualified funds. The tax rates applied to unrealized gains and losses related to NDT fund investments were 40.3 percent and 52.6 percent for the three months ended March 31, 2018 and 2017, respectively.

(a)	PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(d)	For ComEd, BGE, Pepco and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.

(e)
For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).

(1)	Reflects the impact of unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.

(2)	Represents the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the ConEdison Solutions acquisition.

(3)
Primarily reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. In 2017, reflects costs related to the PHI and FitzPatrick acquisitions, partially offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs and in 2018, reflects costs related to the PHI acquisition.

(4)	Primarily reflects a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.

(5)	Reflects the change in the District of Columbia statutory tax rate.

(6)	Represents severance and reorganization costs related to a cost management program.

(7)	Reflects benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI’s unregulated business interests.

(8)	Represents the excess fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.

(9)
Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(10)
Primarily reflects accelerated depreciation and amortization expenses and increases to materials and supplies inventory reserves associated with Generation’s 2018 decision to early retire the Oyster Creek nuclear facility, as well as the accelerated depreciation and amortization expense associated with Generation’s 2017 decision to early retire the Three Mile Island nuclear facility, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(11)
For all utilities, primarily reflects lower revenues resulting from the anticipated pass back of Tax Cuts and Jobs Act tax savings through customer rates, partially offset by higher mutual assistance revenues. Additionally, for ComEd, reflects decreased revenues resulting from the change to defer and recover over time energy efficiency costs pursuant to the Illinois Future Energy Jobs Act, partially offset by increased electric distribution revenues due to higher rate base. For BGE and PHI, reflects increased revenue as a result of rate increases.

(12)	Primarily reflects the acquisition of the FitzPatrick nuclear facility and decreased nuclear outage days.

(13)	Primarily reflects increased nuclear output as a result of the FitzPatrick acquisition, partially offset by a decrease in fuel prices.

(14)	Primarily reflects increased capacity prices in the New England, Midwest and Mid-Atlantic regions.

(15)	Reflects the impacts of the New York Clean Energy and Illinois Zero Emission Standards, including the impact of zero emission credits generated in Illinois from June 1, 2017 through December 31, 2017.

(16)
Primarily reflects the conclusion of the Ginna Reliability Support Services Agreement, lower energy efficiency revenues and lower realized energy prices, partially offset by the addition of two combined-cycle gas turbines in Texas.

(17)
For Generation, primarily reflects decreased spending related to energy efficiency projects, partially offset by increased expenses related to the acquisition of FitzPatrick. For the utilities, primarily reflects increased mutual assistance expenses.

(18)	Primarily reflects a decrease in the number of nuclear outage days in 2018, excluding Salem.

(19)	Primarily reflects the benefit of higher than expected asset returns in 2017, partially offset by a decrease in the discount rate.

(20)
For Generation, primarily reflects the impact of a supplemental NEIL insurance distribution, partially offset by increased expenses related to the acquisition of FitzPatrick. For ComEd, primarily reflects the change to defer and recover over time energy efficiency costs pursuant to the Illinois Future Energy Jobs Act. For PECO and BGE, primarily reflects increased storm costs related to the March 2018 winter storms. For PHI, reflects an increase in uncollectible accounts expense. Additionally, for the utilities, reflects increased mutual assistance expenses.

(21)
For ComEd, primarily reflects the amortization of deferred energy efficiency costs pursuant to the Illinois Future Energy Jobs Act. Additionally, primarily reflects increased depreciation from ongoing capital expenditures across all operating companies.

(22)
Reflects the benefit of lower federal income tax rates and the settlement of a portion of the deferred income tax regulatory liabilities established upon enactment of the Tax Cuts and Jobs Act, which is predominantly offset at the utilities in Other Energy Delivery as these tax benefits are anticipated to be passed back through customer rates.

(23)	For Generation, primarily reflects renewable tax credit benefits.

(24)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG and the Renewables Joint Venture.

(25)	For Generation, primarily reflects higher realized NDT fund gains.

(26)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the June 2017 common stock issuance.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Generation

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$5,512	$97	(c)	$4,878	$(42)	(c),(e)
Operating expenses
Purchased power and fuel	3,293	(183)	(c),(g)	2,798	(93)	(c)
Operating and maintenance	1,339	(34)	(f),(g),(h)	1,492	(46)	(f),(h)
Depreciation and amortization	448	(137)	(g)	302	(2)	(e)
Taxes other than income	138	—		143	—
Total operating expenses	5,218			4,735
Gain on sales of assets and businesses	53	(53)	(g)	4	—
Bargain purchase gain	—	—		226	(226)	(j)
Operating income	347			373
Other income and (deductions)
Interest expense, net	(101)	—		(100)	(4)	(i)
Other, net	(44)	111	(d)	259	(208)	(d)
Total other income and (deductions)	(145)			159
Income before income taxes	202			532
Income taxes	9	148	(c),(d),(f),(g),(h)	123	(53)	(c),(d),(e),(f),(h),(i),(k)
Equity in losses of unconsolidated affiliates	(7)	—		(10)	—
Net income	186			399
Net income (loss) attributable to noncontrolling interests	50	23	(l)	(19)	(35)	(l)
Net income attributable to membership interest	$136			$418

(a)	Results reported in accordance with GAAP.

(b)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(d)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.

(e)	Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the ConEdison Solutions acquisition.

(f)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. In 2017, reflects costs related to the PHI and FitzPatrick acquisitions and in 2018, reflects costs related to the PHI acquisition.

(g)
Adjustment to exclude accelerated depreciation and amortization expenses and increases to materials and supplies inventory reserves associated with Generation’s 2018 decision to early retire the Oyster Creek nuclear facility, as well as the accelerated depreciation and amortization expense associated with Generation’s 2017 decision to early retire the Three Mile Island nuclear facility, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(h)	Adjustment to exclude severance and reorganization costs related to a cost management program.

(i)	Adjustment to exclude benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI's unregulated business interests that were transferred to Generation.

(j)	Adjustment to exclude the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.

(k)
Adjustment to exclude costs incurred as part of the settlement orders approving the PHI acquisition, and in 2017, a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.

(l)
Adjustment to exclude from Generation’s results the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	ComEd
	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
	GAAP (a)	Non-GAAP Adjustments	GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,512	$—	$1,298	$—
Operating expenses
Purchased power and fuel	605	—	334	—
Operating and maintenance	313	—	370	—
Depreciation and amortization	228	—	208	—
Taxes other than income	77	—	72	—
Total operating expenses	1,223		984
Gain on sales of assets	3	—	—	—
Operating income	292		314
Other income and (deductions)
Interest expense, net	(89)	—	(85)	—
Other, net	8	—	4	—
Total other income and (deductions)	(81)		(81)
Income before income taxes	211		233
Income taxes	46	—	92	—
Net income	$165		$141

(a)	Results reported in accordance with GAAP.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	PECO
	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$866	$—		$796	$—
Operating expenses
Purchased power and fuel	333	—		287	—
Operating and maintenance	275	(1)	(b)	208	(3)	(b),(c)
Depreciation and amortization	75	—		71	—
Taxes other than income	41	—		38	—
Total operating expenses	724			604
Operating income	142			192
Other income and (deductions)
Interest expense, net	(33)	—		(31)	—
Other, net	2	—		2	—
Total other income and (deductions)	(31)			(29)
Income before income taxes	111			163
Income taxes	(2)	—		36	1	(b),(c)
Net income	$113			$127

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude reorganization costs related to a cost management program.

(c)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	BGE
	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$977	$—		$951	$—
Operating expenses
Purchased power and fuel	380	—		350	—
Operating and maintenance	221	(1)	(c)	183	(2)	(b),(c)
Depreciation and amortization	134	—		128	—
Taxes other than income	65	—		62	—
Total operating expenses	800			723
Operating income	177			228
Other income and (deductions)
Interest expense, net	(25)	—		(27)	—
Other, net	4	—		4	—
Total other income and (deductions)	(21)			(23)
Income before income taxes	156			205
Income taxes	28	—		80	1	(b),(c)
Net income	$128			$125

(a)	Results reported in accordance with GAAP.

(b)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition.

(c)	Adjustment to exclude reorganization costs related to a cost management program.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	PHI
	Three Months Ended March 31, 2018 (b)		Three Months Ended March 31, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments	GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,251	$—	$1,175	$—
Operating expenses
Purchased power and fuel	520	—	461	—
Operating and maintenance	309	—	256	6	(c),(d)
Depreciation and amortization	183	—	167	—
Taxes other than income	113	—	111	—
Total operating expenses	1,125		995
Operating income	126		180
Other income and (deductions)
Interest expense, net	(63)	—	(62)	—
Other, net	11	—	13	—
Total other income and (deductions)	(52)		(49)
Income before income taxes	74		131
Income taxes	9	—	(9)	53	(c),(d)
Net income	$65		$140

(a)	Results reported in accordance with GAAP.

(b)	PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company.

(c)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. In 2017, reflects costs related to the PHI acquisition, partially offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs.

(d)	Adjustment to exclude a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2016 PHI acquisition.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Other (a)
	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
	GAAP (b)	Non-GAAP Adjustments	GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(425)	$—	$(351)	$—
Operating expenses
Purchased power and fuel	(404)	—	(331)	—
Operating and maintenance	(73)	—	(71)	(3)	(c)
Depreciation and amortization	23	—	20	—
Taxes other than income	12	—	10	—
Total operating expenses	(442)		(372)
Operating income	17		21
Other income and (deductions)
Interest expense, net	(60)		(68)	—
Other, net	(9)	—	(25)	—
Total other income and (deductions)	(69)		(93)
Loss before income taxes	(52)		(72)
Income taxes	(31)	—	(111)	86	(c),(d)
Net (loss) income	(21)		39
Net income attributable to noncontrolling interests	1		—
Net (loss) income attributable to common shareholders	$(22)		$39

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)	Results reported in accordance with GAAP.

(c)	Adjustment to exclude a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2016 PHI acquisition

(d)	Adjustment to exclude the change in the District of Columbia statutory tax rate.

EXELON CORPORATION
Exelon Generation Statistics

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic(a)	16,229	16,196	16,480	15,246	16,545
Midwest	23,597	23,922	24,362	22,592	22,468
New York(a)(e)	7,115	7,410	6,905	6,227	4,491
Total Nuclear Generation	46,941	47,528	47,747	44,065	43,504
Fossil and Renewables
Mid-Atlantic	900	459	596	899	836
Midwest	455	430	218	417	418
New England	2,035	1,258	1,919	1,925	2,077
New York	1	1	1	1	1
ERCOT	2,949	2,684	5,703	2,315	1,370
Other Power Regions(b)	1,993	1,213	2,149	2,084	1,423
Total Fossil and Renewables	8,333	6,045	10,586	7,641	6,125
Purchased Power
Mid-Atlantic	766	961	2,541	2,901	3,398
Midwest	336	355	217	413	388
New England	5,436	4,596	4,513	4,343	5,064
New York	—	—	—	—	28
ERCOT	1,373	1,622	1,199	1,871	2,655
Other Power Regions(b)	4,134	4,173	3,982	3,507	2,868
Total Purchased Power	12,045	11,707	12,452	13,035	14,401
Total Supply/Sales by Region
Mid-Atlantic(c)	17,895	17,616	19,617	19,046	20,779
Midwest(c)	24,388	24,707	24,797	23,422	23,274
New England	7,471	5,854	6,432	6,268	7,141
New York	7,116	7,411	6,906	6,228	4,520
ERCOT	4,322	4,306	6,902	4,186	4,025
Other Power Regions(b)	6,127	5,386	6,131	5,591	4,291
Total Supply/Sales by Region	67,319	65,280	70,785	64,741	64,030
	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Outage Days(d)
Refueling(e)	68	60	13	125	95
Non-refueling(e)	6	18	15	12	8
Total Outage Days	74	78	28	137	103

(a)
Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).

(b)	Other Power Regions includes, South, West and Canada.

(c)	Includes affiliate sales to PECO, BGE, Pepco, DPL and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.

(d)	Outage days exclude Salem.

(e)	Includes the ownership of the FitzPatrick nuclear facility from March 31, 2017.

EXELON CORPORATION
ComEd Statistics
Three Months Ended March 31, 2018 and 2017

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2018	2017	% Change	Weather- Normal % Change	2018	2017	% Change
Rate-Regulated Electric Deliveries and Sales(a)
Residential	6,614	6,241	6.0%	1.0%	$717	$611	17.3%
Small commercial & industrial	7,843	7,709	1.7%	(0.5)%	385	328	17.4%
Large commercial & industrial	6,837	6,683	2.3%	0.7%	152	107	42.1%
Public authorities & electric railroads	362	344	5.2%	2.8%	14	12	16.7%
Other(b) (c)	—	—	n/a	n/a	230	218	5.5%
Total rate-regulated electric revenues	21,656	20,977	3.2%	0.4%	1,498	1,276	17.4%
Other Rate-Regulated Revenue					14	22	(36.4)%
Total Electric Revenue					$1,512	$1,298	16.5%
Purchased Power					$605	$334	81.1%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	3,117	2,650	3,141	17.6%	(0.8)%
Cooling Degree-Days	—	—	—	n/a	n/a

Number of Electric Customers	2018	2017
Residential	3,633,369	3,605,498
Small Commercial & Industrial	379,255	375,617
Large Commercial & Industrial	1,980	2,000
Public Authorities & Electric Railroads	4,781	4,818
Total	4,019,385	3,987,933

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)	Includes operating revenues from affiliates totaling $14 million and $5 million for the three months ended March 31, 2018 and 2017, respectively.

(d)	Includes alternative revenue programs and late payment charges.

EXELON CORPORATION
PECO Statistics
Three Months Ended March 31, 2018 and 2017

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2018	2017	% Change	Weather- Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	3,628	3,378	7.4%	0.1%	$403	$382	5.5%
Small commercial & industrial	2,029	1,976	2.7%	(1.0)%	101	97	4.1%
Large commercial & industrial	3,703	3,626	2.1%	2.0%	58	52	11.5%
Public authorities & electric railroads	197	224	(12.1)%	(12.1)%	8	8	—%
Other(b)	—	—	n/a	n/a	62	48	29.2%
Total rate-regulated electric revenues(c)	9,557	9,204	3.8%	0.3%	632	587	7.7%
Other Rate-Regulated Revenue(d)					2	3	(33.3)%
Total Electric Revenue					634	590	7.5%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(e)
Residential	20,574	18,112	13.6%	0.9%	161	142	13.4%
Small commercial & industrial	10,417	9,091	14.6%	2.8%	62	55	12.7%
Large commercial & industrial	47	8	487.5%	460.6%	1	—	100.0%
Transportation	7,568	7,689	(1.6)%	(7.8)%	6	6	—%
Other(f)	—	—	n/a	n/a	2	3	(33.3)%
Total rate-regulated natural gas revenues(g)	38,606	34,900	10.6%	(0.3)%	232	206	12.6%
Other Rate-Regulated Revenue(d)					$—	$—	n/a
Total Natural Gas Revenues					$232	$206	12.6%
Total Electric and Natural Gas Revenues					$866	$796	8.8%
Purchased Power and Fuel					$333	$287	16.0%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2,418	2,094	2,444	15.5%	(1.1)%
Cooling Degree-Days	—	—	1	—%	(100.0)%

Number of Electric Customers	2018	2017	Number of Natural Gas Customers	2018	2017
Residential	1,474,555	1,461,662	Residential	478,565	473,972
Small Commercial & Industrial	151,947	150,580	Small Commercial & Industrial	44,053	43,705
Large Commercial & Industrial	3,113	3,100	Large Commercial & Industrial	4	4
Public Authorities & Electric Railroads	9,541	9,798	Transportation	768	775
Total	1,639,156	1,625,140	Total	523,390	518,456

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)	Includes operating revenues from affiliates totaling $2 million and $1 million for the three months ended March 31, 2018 and 2017, respectively.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

(g)	Includes operating revenues from affiliates totaling less than $1 million for both the three months ended March 31, 2018 and 2017.

EXELON CORPORATION
BGE Statistics
Three Months Ended March 31, 2018 and 2017

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2018	2017	% Change	Weather- Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	3,580	3,127	14.5%	3.7%	$393	$386	1.8%
Small commercial & industrial	784	748	4.8%	2.2%	68	69	(1.4)%
Large commercial & industrial	3,356	3,268	2.7%	0.1%	106	108	(1.9)%
Public authorities & electric railroads	67	68	(1.5)%	8.4%	7	7	—%
Other(b)	—	—	n/a	n/a	78	68	14.7%
Total rate-regulated electric revenues(c)	7,787	7,211	8.0%	2.0%	652	638	2.2%
Other Rate-Regulated Revenue(d)					6	29	(79.3)%
Total Electric Revenue					658	667	(1.3)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(e)
Residential	21,775	18,117	20.2%	1.8%	224	185	21.1%
Small commercial & industrial	4,774	3,778	26.4%	6.7%	34	30	13.3%
Large commercial & industrial	15,650	14,476	8.1%	1.0%	47	44	6.8%
Other(f)	5,378	2,279	136.0%	n/a	27	14	92.9%
Total rate-regulated natural gas revenues(g)	47,577	38,650	23.1%	2.0%	332	273	21.6%
Other Rate-Regulated Revenue(d)					$(13)	$11	(218.2)%
Total Natural Gas Revenues					$319	$284	12.3%
Total Electric and Natural Gas Revenues					$977	$951	2.7%
Purchased Power and Fuel					$380	$350	8.6%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2,440	2,063	2,391	18.3%	2.0%
Cooling Degree-Days	—	—	—	n/a	n/a

Number of Electric Customers	2018	2017	Number of Natural Gas Customers	2018	2017
Residential	1,163,887	1,153,688	Residential	631,594	625,642
Small Commercial & Industrial	113,675	113,238	Small Commercial & Industrial	38,443	37,913
Large Commercial & Industrial	12,148	12,084	Large Commercial & Industrial	5,874	6,324
Public Authorities & Electric Railroads	270	279	Total	675,911	669,879
Total	1,289,980	1,279,289

(a)
Reflects delivery volumes and revenue from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)	Includes operating revenues from affiliates totaling $2 million for both the three months ended March 31, 2018 and 2017.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

(g)	Includes operating revenues from affiliates totaling $4 million and $3 million for the three months ended March 31, 2018 and 2017, respectively.

EXELON CORPORATION
PEPCO Statistics
Three Months Ended March 31, 2018 and 2017

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Rate-Regulated Deliveries and Sales(a)
Residential	2,283	2,000	14.2%	3.5%	$259	$236	9.7%
Small commercial & industrial	346	326	6.1%	1.8%	32	34	(5.9)%
Large commercial & industrial	3,670	3,485	5.3%	3.3%	190	188	1.1%
Public authorities & electric railroads	176	190	(7.4)%	(7.9)%	7	8	(12.5)%
Other(b)	—	—	n/a	n/a	49	48	2.1%
Total rate-regulated electric revenues(c)	6,475	6,001	7.9%	3.0%	537	514	4.5%
Other Rate-Regulated Revenue(d)					20	16	25.0%
Total Electric Revenue					557	530	5.1%
Purchased Power					$182	$166	9.6%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2,129	1,748	2,129	21.8%	—%
Cooling Degree-Days	4	4	3	—%	33.3%

Number of Electric Customers	2018	2017
Residential	797,105	785,016
Small Commercial & Industrial	53,602	53,640
Large Commercial & Industrial	21,718	21,413
Public Authorities & Electric Railroads	146	136
Total	872,571	860,205

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)	Includes operating revenues from affiliates totaling $2 million and $1 million for the three months ended March 31, 2018 and 2017, respectively.

(d)	Includes alternative revenue programs and late payment charges.

EXELON CORPORATION
DPL Statistics
Three Months Ended March 31, 2018 and 2017

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	1,551	1,359	14.1%	3.5%	$191	$176	8.5%
Small Commercial & industrial	569	531	7.2%	3.8%	46	44	4.5%
Large Commercial & industrial	1,079	1,064	1.4%	(0.2)%	23	24	(4.2)%
Public authorities & electric railroads	12	13	(7.7)%	(7.7)%	4	4	—%
Other(b)	—	—	n/a	n/a	41	38	7.9%
Total rate-regulated electric revenues(c)	3,211	2,967	8.2%	2.2%	305	286	6.6%
Other Rate-Regulated Revenue(d)					1	10	(90.0)%
Total Electric Revenue					306	296	3.4%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(e)
Residential	4,485	3,741	19.9%	3.6%	47	40	17.5%
Small commercial & industrial	1,878	1,686	11.4%	(5.0)%	18	17	5.9%
Large commercial & industrial	516	505	2.2%	2.2%	4	2	100.0%
Transportation	2,213	2,168	2.1%	(2.0)%	5	5	—%
Other(f)	—	—	n/a	n/a	4	2	100.0%
Total rate-regulated natural gas revenues	9,092	8,100	12.2%	0.3%	78	66	18.2%
Other Rate-Regulated Revenue(d)					—	—	—%
Total Natural Gas Revenues					78	66	18.2%
Total Electric and Natural Gas Revenues					$384	$362	6.1%
Purchased Power and Fuel					$177	$157	12.7%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2,415	2,094	2,407	15.3%	0.3%
Cooling Degree-Days	1	—	2	100.0%	(50.0)%

Gas Service Territory				% Change
Heating Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2,504	2,171	2,502	15.3%	0.1%

Number of Electric Customers	2018	2017	Number of Natural Gas Customers	2018	2017
Residential	460,863	457,663	Residential	123,062	121,362
Small Commercial & Industrial	60,962	60,289	Small Commercial & Industrial	9,873	9,837
Large Commercial & Industrial	1,383	1,411	Large Commercial & Industrial	17	18
Public Authorities & Electric Railroads	625	642	Transportation	155	156
Total	523,833	520,005	Total	133,107	131,373

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)	Includes operating revenues from affiliates totaling $2 million for both three months ended March 31, 2018 and 2017, respectively.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

EXELON CORPORATION
ACE Statistics
Three Months Ended March 31, 2018 and 2017

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Rate-Regulated Deliveries and Sales(a)
Residential	990	879	12.6%	7.4%	$160	$142	12.7%
Small Commercial & industrial	314	283	11.0%	9.0%	37	36	2.8%
Large Commercial & industrial	824	765	7.7%	6.9%	46	45	2.2%
Public Authorities & Electric Railroads	15	13	15.4%	15.4%	3	3	—%
Other(b)	—	—	n/a	n/a	66	43	53.5%
Total rate-regulated electric revenues(c)	2,143	1,940	10.5%	7.5%	312	269	16.0%
Other Rate-Regulated Revenue(d)					(2)	6	(133.3)%
Total Electric Revenue					310	275	12.7%
Purchased Power					$161	$137	17.5%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2,413	2,150	2,474	12.2%	(2.5)%
Cooling Degree-Days	—	—	1	—%	(100.0)%

Number of Electric Customers	2018	2017
Residential	488,495	485,691
Small Commercial & Industrial	61,059	60,999
Large Commercial & Industrial	3,611	3,761
Public Authorities & Electric Railroads	643	612
Total	553,808	551,063

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)	Includes operating revenues from affiliates totaling $1 million for both the three months ended March 31, 2018 and 2017, respectively.

(d)	Includes alternative revenue programs and late payment charges.